UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index   Definitions

ITEM 7.01 — REGULATION FD DISCLOSURE

On August 31, 2007, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended July 31, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2007, and June 30, 2007.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”). Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Index   Definitions

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 and CCAA cases, including the Company’s ability to successfully reorganize and emerge from Chapter 11; (ii) the Company’s ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) the Company’s ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of PPAs (as defined in the Monthly Operating Statement) and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) the Company’s ability to attract, retain and motivate key employees; (xiv) the Company’s ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report, and the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended July 31, 2007.

Index   Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer

Date: August 31, 2007

Index   Definitions

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended July 31, 2007.

Index   Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM JULY 1, 2007, TO JULY 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$575

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN MILLIONS):	$(27)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer
DATE: August 31, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007
2007 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007
2007 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 8, 2007
2007 Forms 10-Q	2007 First Quarter Form 10-Q and 2007 Second Quarter Form 10-Q
Acadia PP	Acadia Power Partners, LLC
APH	Acadia Power Holdings, LLC, a wholly owned subsidiary of Cleco
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court
CalGen	Calpine Generating Company, LLC
CalGen First Lien Debt

Collectively, $235,000,000 First Priority Secured Floating Rate Notes Due 2009 issued by CalGen and CalGen Finance; $600,000,000 First Priority Secured Institutional Terms Loans Due 2009 issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans

$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt

Collectively, $640,000,000 Second Priority Secured Floating Rate Notes Due 2010 issued by CalGen and CalGen Finance; and $100,000,000 Second Priority Secured Institutional Term Loans Due 2010 issued by CalGen

CalGen Third Lien Debt

Collectively, $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 issued by CalGen and CalGen Finance; and $150,000,000 11 1/2% Third Priority Secured Notes Due 2011 issued by CalGen and CalGen Finance

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt

Index

Abbreviation	Definition
Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors
Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court
Canadian Settlement Agreement

Settlement Agreement dated as of July 24, 2007, by and between Calpine Corporation, on behalf of itself and its U.S. subsidiaries, Calpine Canada Energy Ltd., Calpine Canada Power Ltd., Calpine Canada Energy Finance ULC, Calpine Energy Services Canada Ltd., Calpine Canada Resources Company, Calpine Canada Power Services Ltd., Calpine Canada Energy Finance II ULC, Calpine Natural Gas Services Limited, 3094479 Nova Scotia Company, Calpine Energy Services Canada Partnership, Calpine Canada Natural Gas Partnership, Calpine Canadian Saltend Limited Partnership and HSBC Bank USA, National Association, as successor indenture trustee

Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CCRC	Calpine Canada Resources Company, formerly Calpine Canada Resources Ltd.
CES	Calpine Energy Services, L.P.
Chapter 11	Chapter 11 of the Bankruptcy Code
Cleco	Cleco Corp.
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
Convertible Notes

Calpine Corporation’s Contingent Convertible Notes Due 2014, 7 3/4% Contingent Convertible Notes Due 2015, 4 3/4% Contingent Convertible Senior Notes Due 2023 and 4% Convertible Senior Notes Due December 26, 2006

CPLP	Calpine Power L.P.
DIP	Debtor-in-possession
DIP Order	Order of the U.S. Bankruptcy Court dated March 12, 2007, approving the DIP Facility
DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

Disclosure Statement

Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as it may be amended, modified or supplemented from time to time

Equity Committee	The Official Committee of Equity Security Holders of Calpine Corporation appointed by the Office of the U.S. Trustee

Index

Abbreviation	Definition
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
FSP	FASB Staff Position
GAAP	Generally accepted accounting principles in the U.S.
IRS	U.S. Internal Revenue Service
LSTC	Liabilities subject to compromise
MW	Megawatt(s)
Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)
Original DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

Petition Date	December 20, 2005
Plan of Reorganization

Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as it may be amended, modified or supplemented from time to time

Plan Supplement

Supplement to Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as it may be amended, modified or supplemented from time to time

PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

SEC	U.S. Securities and Exchange Commission
Second Priority Debt	Collectively, the Second Priority Notes and Calpine Corporation’s Senior Secured Term Loans Due 2007
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

Index

Abbreviation	Definition
Securities Act	U.S. Securities Act of 1933, as amended
SFAS	Statement of Financial Accounting Standards
SOP	Statement of Position
ULC I	Calpine Canada Energy Finance ULC
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the period from July 1, 2007, through July 31, 2007

Revenue:
Electricity and steam revenue	$570
Sales of purchased power and gas for hedging and optimization	180
Mark-to-market activities, net	8
Other revenue	2
Total revenue	760
Cost of revenue:
Plant operating expense	58
Purchased power and gas expense for hedging and optimization	101
Fuel expense	384
Depreciation and amortization expense	39
Operating plant impairments	—
Operating lease expense	5
Other cost of revenue	10
Total cost of revenue	597
Gross profit	163
Equipment, development project and other impairments	—
Sales, general and administrative expense	13
Other operating expenses	(7)
Income from operations	157
Interest expense	94
Interest (income)	(5)
Minority interest (income)	—
Other (income) expense, net	3
Income before reorganization items and provision for income taxes	65
Reorganization items	86
Loss before provision for income taxes	(21)
Provision for income taxes	6
Net loss	$(27)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

July 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,358
Accounts receivable, net	1,072
Inventories	129
Margin deposits and other prepaid expense	420
Restricted cash, current	429
Current derivative assets	244
Assets held for sale	379
Other current assets	55
Total current assets	4,086
Property, plant and equipment, net	12,723
Restricted cash, net of current portion	148
Investments	274
Long-term derivative assets	343
Other assets	990
Total assets	$18,564
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$694
Accrued interest payable	220
Debt, current	4,876
Current derivative liabilities	253
Income taxes payable	38
Liabilities held for sale	276
Other current liabilities	395
Total current liabilities	6,752
Debt, net of current portion	3,209
Deferred income taxes, net of current portion	618
Long-term derivative liabilities	455
Other long-term liabilities	280
Total liabilities not subject to compromise	11,314
Liabilities subject to compromise	15,349
Minority interests	8
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,270
Additional paid-in capital, loaned shares	22
Additional paid-in capital, returnable shares	(22)
Accumulated deficit	(11,364)
Accumulated other comprehensive loss	(14)
Total stockholders’ deficit	(8,107)
Total liabilities and stockholders’ deficit	$18,564

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from July 1, 2007, through July 31, 2007

1.  Chapter 11 Cases and Related Disclosures

General Bankruptcy Matters — Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. See Note 3 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 2 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Condensed Financial Statements included in each of our 2007 Forms 10-Q for further information regarding our Chapter 11 cases and the CCAA proceedings.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, pursuant to automatic stay provisions under the Bankruptcy Code and orders (which currently extend through December 20, 2007) granted by the Canadian Court, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to solicit votes on or obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of the DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

Plan of Reorganization — On June 20, 2007, the U.S. Debtors filed the Plan of Reorganization with the U.S. Bankruptcy Court, together with the Disclosure Statement and portions of the Plan Supplement. The Plan of Reorganization provides for the treatment of claims of creditors on a “waterfall” basis that allocates value to our creditors and shareholders in accordance with the priorities of the Bankruptcy Code. Following the filing of the Plan of Reorganization, we were contacted by certain parties about potentially sponsoring an alternative plan of reorganization based on a guaranteed distribution structure and, accordingly, we distributed to potential investors requests for proposals in connection with a potential guaranteed distribution plan. However, after review and consideration of bids received in response to the requests for proposals, we determined that the “waterfall” structure as proposed in the Plan of Reorganization would provide the greatest return to our creditors while supporting an appropriate balance sheet upon emergence. Amendments to each of the Plan of Reorganization, Disclosure Statement and Plan Supplement which retain the “waterfall” structure and other key terms of the Plan of Reorganization were thereafter filed on August 27, 2007.

Pursuant to the Plan of Reorganization, allowed administrative claims and priority tax claims will be paid in full in cash or cash equivalents, as will allowed first and second lien debt claims. Other allowed secured claims will be reinstated, paid in full in cash or cash equivalents, or have the collateral securing such claims returned to the secured creditor. Allowed

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unsecured claims will receive a pro rata distribution of common stock of the reorganized Calpine Corporation until paid in full; allowed unsecured convenience claims (all claims $50,000 or less) will be paid in full in cash or cash equivalents. Any remaining value after such allowed creditors’ claims have been paid in full will be distributed pro rata to existing holders of allowed interests (primarily holders of existing Calpine Corporation common stock) and holders of subordinated equity securities claims in the form of reorganized Calpine Corporation common stock.

The Plan of Reorganization assumes that allowed claims plus Non-Debtor net project debt of $4.1 billion will range from $20.1 billion to $22.0 billion after completion of the claims objection, reconciliation and resolution process. However, because disputed claims, including litigation instituted by us challenging so-called “make whole,” premium, or “no-call” claims, have not yet been finally adjudicated, and our total enterprise value upon emergence has not yet been finally determined, no assurances can be given that actual recoveries to creditors and interest holders will not be materially higher or lower than proposed in the Plan of Reorganization.

The Disclosure Statement contains detailed information about the Plan of Reorganization, a historical profile of our business, a description of proposed distributions to creditors, and an analysis of the Plan of Reorganization’s feasibility, as well as many of the technical matters required for the exit process, such as descriptions of who will be eligible to vote on the Plan of Reorganization and the voting process itself. The information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan of Reorganization, actions of third parties or otherwise.

On August 29, 2007, we informed the U.S. Bankruptcy Court that we had been contacted by the Equity Committee about the possibility of adding a feature to the Plan of Reorganization under which current Calpine Corporation shareholders would have rights to purchase reorganized Calpine Corporation common stock issued under any confirmed plan or plans of reorganization to fund a full or partial cash payout of our unsecured creditors. To allow time to evaluate the viability of the Equity Committee’s proposal, we filed a notice adjourning the previously scheduled September 11, 2007, hearing on adequacy of the Disclosure Statement until September 25, 2007. We may not solicit votes on the Plan of Reorganization until the adequacy of the information in the Disclosure Statement has been approved by the U.S. Bankruptcy Court.

We had the exclusive right until August 20, 2007, to solicit acceptance of the Plan of Reorganization, which is the maximum period of time provided by the Bankruptcy Code. Following termination of the exclusivity period, competing plans of reorganization may be filed by third parties.

Nothing contained in this Report is intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization, as filed or as it may be amended. The Plan of Reorganization will become effective only if it receives the requisite approval and is confirmed by the U.S. Bankruptcy Court, which we currently expect to occur during the last quarter of 2007. However, there can be no assurance that the U.S. Bankruptcy Court will confirm the Plan of Reorganization or that it will be implemented successfully.

Additional DIP Facility Commitment — On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter, pay associated commitment and other fees, and to amend the DIP Facility to provide for additional secured exit financing of up to $3.0 billion in addition to amounts currently available under the DIP Facility upon conversion of the DIP Facility to exit financing. The amendment of the DIP Facility is subject to further conditions, including obtaining necessary approvals of lenders under the DIP Facility. The commitment to fund the additional facilities under the amended DIP Facility will expire on January 31, 2008, if certain conditions, including effectiveness of the Plan of Reorganization, are not met. See Note 6 for additional information regarding our DIP Facility.

Asset Sales — In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. Asset sale activities during the month of July 2007 and through the filing of this Report, included the following:

On July 6, 2007, we completed the sale of the Parlin Power Plant, a 118-MW natural gas-fired facility in Parlin, New Jersey, to EFS Parlin Holdings, LLC, an affiliate of General Electric Capital Corporation, for approximately $3 million in

Index   Definitions

cash plus the assumption by EFS Parlin Holdings, LLC of certain liabilities and the agreement to waive certain asserted claims against the Parlin Power Plant. We recorded a pre-tax gain of $41 million in July 2007. The Parlin Power Plant is one of the designated projects for which we had agreed to limit available funds pursuant to the Cash Collateral Order.

On August 1, 2007, the U.S. Bankruptcy Court approved the sale of our 50% ownership interest in Acadia PP, the owner of the Acadia Energy Center, a 1,212-MW natural gas-fired facility located near Eunice, Louisiana, to Cajun Gas Energy, L.L.C. for consideration totaling approximately $189 million consisting of $104 million in cash and the payment of $85 million in priority distributions due to Cleco (the indirect owner, through its subsidiary APH, of the remaining 50% ownership interest in Acadia PP) in accordance with Acadia PP’s limited liability company agreement, plus the assumption by Cajun Gas Energy, L.L.C. of certain liabilities. The transaction, which was pursuant to a U.S. Bankruptcy Court approved auction process, is expected to close in the third quarter of 2007, subject to certain additional conditions including receipt of any regulatory approvals.

The sale of the Parlin Power Plant and the anticipated sale of our interest in Acadia PP did not meet the criteria for discontinued operations due to our continuing activity in the markets in which these power plants operate; therefore, the results of operations for all periods prior to sale are included in our continuing operations.

Assets Held for Sale — Our assets and liabilities held for sale at July 31, 2007, include the assets and liabilities of Acadia PP. Liabilities held for sale also include the minority interest for Acadia PP. The carrying amounts of the major classes of assets and liabilities held for sale which are included on our Consolidated Condensed Balance Sheet are as follows (in millions):

July 31, 2007
Assets:
Cash and cash equivalents	$1
Accounts receivable	1
Inventories	2
Prepaid expenses	3
Property, plant and equipment, net	372
Total assets held for sale	$379
Liabilities:
Current liabilities	$10
Minority interest	266
Total liabilities held for sale	$276

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and gains on the sale of assets related to our restructuring activities. Our restructuring activities will likely result in additional charges for expected allowed claims, asset impairments and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant components of reorganization items for the month ended July 31, 2007 (in millions):

Index   Definitions

Provision for expected allowed claims(1)	$100
Gain on asset sales	(41)
DIP Facility financing costs	21
Professional fees	5
Interest (income) on accumulated cash	(5)
Other(2)	6
Total reorganization items	$86

__________

(1)	Consists of a provision for allowed claims of $100 million in July 2007 related to the settlement described under “— Second Priority Debt Settlement Agreement” below.
(2)	Other reorganization items consist primarily of employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at July 31, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$6,328
Second Priority Debt(2)	3,672
Unsecured senior notes	1,880
Convertible notes	1,824
Notes payable and other liabilities – related party	1,164
Accounts payable and accrued liabilities	481
Total liabilities subject to compromise	$15,349

__________

(1)

A significant portion of the provision for expected allowed claims represents our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian subsidiaries. Some of the guarantee exposures are redundant; however, we determined the duplicative guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims. To the extent that the U.S. Bankruptcy Court approves limits on duplicative claims, the provision for expected allowed claims is adjusted accordingly. Additionally, the provision for expected allowed claims includes estimates of claim amounts resulting from the rejection or repudiation of leases and other executory contracts. See below for a discussion of settlement developments with respect to the Canadian claims.

(2)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Canadian Settlement Agreements — On July 30, 2007, we entered into the Canadian Settlement Agreement after the Bankruptcy Courts approved the terms of our two previously disclosed proposed settlements with the Canadian Debtors and with an ad hoc committee of holders of notes issued by our subsidiary ULC I and guaranteed by Calpine Corporation. The Canadian Settlement Agreement, which encompasses both proposed settlements, resolves virtually all major cross-border issues among the parties. Implementation of the Canadian Settlement Agreement is subject to the completion of certain contingent events including the sale by CCRC of repurchased ULC I notes held by it. The sale of these ULC I notes was successfully completed on August 16, 2007. On July 30, 2007, CPLP sought leave from the Court of Appeal of Alberta to appeal the order of the Canadian Court approving the settlements. At the same time, CPLP sought a stay of the order of the Canadian Court approving the settlements from the Court of Appeal of Alberta pending the resolution of such appeal. Following an August 15, 2007 hearing, on August 17, 2007, the Court of Appeal of Alberta denied CPLP’s request for leave

Index   Definitions

to appeal the order of the Canadian Court approving the settlements and its stay request. Accordingly, we expect to record certain of the effects of the settlements of the Canadian claims in the third quarter of 2007.

Second Priority Debt Settlement Agreement — On August 8, 2007, the U.S. Bankruptcy Court approved a settlement with the Ad Hoc Committee of Second Lien Holders of Calpine Corporation and Wilmington Trust Company as indenture trustee for the Second Priority Notes. Pursuant to the settlement, approximately $282 million of claims for make whole premiums and/or damages asserted against the U.S. Debtors by the holders of the Second Priority Debt will be replaced by a secured claim for $60 million that shall be paid in cash and an unsecured claim for $40 million. As a result, we recorded a provision for allowed claims of $100 million in July 2007.

Convertible Notes — On August 8, 2007, the U.S. Bankruptcy Court approved our limited objection to certain claims asserted by holders of the Convertible Notes, disallowing claims seeking damages for alleged breach of “conversion rights.” The U.S. Bankruptcy Court’s decision does not affect a previous agreement to allow claims for repayment of principal and interest on the Convertible Notes.

2.  Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The Consolidated Condensed Financial Statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K and the 2007 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Official Committee of Unsecured

Index   Definitions

Creditors of Calpine Corporation, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Of the total mark-to-market gain of $8 million in July 2007, there was a $4 million unrealized gain and a realized gain of $4 million. The realized gain included a non-cash gain of approximately $9 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2007 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected reported in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

FASB Staff Position No. FIN 39-1

In April 2007, the FASB staff issued FSP FIN 39-1, “Amendment of FASB Interpretation No. 39.” FSP FIN 39-1 permits an entity to offset the fair value amounts recognized for cash collateral paid or cash collateral received against the fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement. Under the provisions of this pronouncement, a reporting entity shall make an accounting decision whether or not to offset fair value amounts. The guidance in FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early application permitted. We expect that we will not elect to apply the netting provisions allowed under FSP FIN 39-1.

Index   Definitions

FASB Staff Position No. FIN 48-1

In May 2007, the FASB staff issued FSP FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48.” FSP FIN 48-1 clarifies how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FSP FIN 48-1 is to be applied upon the initial adoption of FIN 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” If FIN 48 was not applied in a manner consistent with this interpretation, the provisions would need to be applied retrospectively to the initial adoption date of FIN 48. We applied FIN 48 in a manner consistent with the provisions of FSP FIN 48-1; therefore, the application of the provisions of FSP FIN 48-1 did not have a material impact on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Commodity Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders under such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At July 31, 2007, $237 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet.

The table below represents the components of our consolidated restricted cash as of July 31, 2007 (in millions):

	Current	Non-Current	Total
Debt service	$118	$111	$229
Rent reserve	22	—	22
Construction/major maintenance	95	20	115
Security/project reserves	138	—	138
Collateralized letters of credit and other credit support	4	—	4
Other	52	17	69
Total	$429	$148	$577

Of our restricted cash at July 31, 2007, $307 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$163
Gilroy Energy Center, LLC	54
Rocky Mountain Energy Center, LLC	23
Riverside Energy Center, LLC	29
Calpine King City Cogen, LLC	28
Metcalf Energy Center, LLC	6
Power Contract Financing III, LLC	4
$307

Commodity Margin Deposits — As of July 31, 2007, to support commodity transactions, we had margin deposits with third parties of $238 million; we had a gas and power prepayment balance of $115 million; and had letters of credit

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outstanding of $35 million. Counterparties had margin deposits with us of $41 million at July 31, 2007. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

Our $5.0 billion DIP Facility consists of a $4.0 billion first priority senior secured term loan and a $1.0 billion first priority senior secured revolving credit facility together with an uncommitted term loan facility that permits us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. In addition, under the DIP Facility, the U.S. Debtors have the ability to provide liens to counterparties to secure potential obligations arising under certain hedging agreements. The DIP Facility is priced at LIBOR plus 2.25% or base rate plus 1.25% and matures on the earlier of the effective date of a confirmed plan or plans of reorganization or March 29, 2009. We have the option to convert the DIP Facility into our exit financing, provided certain conditions are met, which would extend the maturity date to March 29, 2014. We expect the effective date of our plan or plans of reorganization will be within the next twelve months; therefore, borrowings under the DIP Facility are classified as current at June 30, 2007.

On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter, pay associated commitment and other fees and to amend the DIP Facility to provide for additional exit financing. The amended DIP Facility will provide for up to $3.0 billion in secured exit financing in addition to amounts currently available under the DIP Facility upon conversion of the DIP Facility to exit financing. See Note 1 for further information.

The DIP Facility contains restrictions on the U.S. Debtors, including limiting their ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets or use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

Our ability to utilize the DIP Facility is subject to the DIP Order. Subject to the exceptions set forth in the DIP Order, the obligations of the U.S. Debtors under the DIP Facility are an allowed administrative expense claim in each of the loan parties’ Chapter 11 cases, and are secured by (i) a perfected first priority lien on, and security interest in, all present and after-acquired property of the U.S. Debtors not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance actions), (ii) a perfected junior lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected and (iii) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order.

As of July 31, 2007, there was $4.0 billion outstanding under the term loan facility, no borrowings outstanding under the revolving credit facility, and $218 million of letters of credit issued against the revolving credit facility.

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SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

July 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,175	$183	$—	$1,358
Accounts receivable, net	37,847	2,542	(39,317)	1,072
Inventories	102	27	—	129
Margin deposits and other prepaid expense	387	49	(16)	420
Restricted cash, current	94	335	—	429
Current derivative assets	206	38	—	244
Assets held for sale	—	379	—	379
Other current assets	880	34	(859)	55
Total current assets	40,691	3,587	(40,192)	4,086
Property, plant and equipment, net	7,172	5,552	(1)	12,723
Restricted cash, net of current portion	35	113	—	148
Investments	16,680	9,908	(26,314)	274
Long-term derivative assets	278	65	—	343
Other assets	5,551	502	(5,063)	990
Total assets	$70,407	$19,727	$(71,570)	$18,564
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$805	$1,591	$(1,702)	$694
Accrued interest payable	334	112	(226)	220
Debt, current	4,995	579	(698)	4,876
Current derivative liabilities	215	38	—	253
Income taxes payable, current	22	16	—	38
Liabilities held for sale	—	276	—	276
Other current liabilities	311	98	(14)	395
Total current liabilities	6,682	2,710	(2,640)	6,752
Debt, net of current portion	4,948	4,429	(6,168)	3,209
Deferred income taxes, net of current portion	307	311	—	618
Long-term derivative liabilities	380	75	—	455
Other long-term liabilities	236	55	(11)	280
Total liabilities not subject to compromise	12,553	7,580	(8,819)	11,314
Liabilities subject to compromise	51,989	1	(36,641)	15,349
Minority interests	—	—	8	8
Stockholders’ equity (deficit):
Common stock	32	5	(36)	1
Additional paid-in capital	30,952	10,785	(38,467)	3,270
Accumulated equity (deficit)	(25,118)	1,369	12,385	(11,364)
Accumulated other comprehensive loss	(1)	(13)	—	(14)
Total stockholders’ equity (deficit)	5,865	12,146	(26,118)	(8,107)
Total liabilities and stockholders’ equity (deficit)	$70,407	$19,727	$(71,570)	$18,564

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the Period from July 1, 2007 through July 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$749	$247	$(426)	$570
Sales of purchased power and gas for hedging and optimization	539	—	(359)	180
Mark-to-market activities, net	(5)	13	—	8
Other revenue	35	3	(36)	2
Total revenue	1,318	263	(821)	760
Cost of revenue:
Plant operating expense	497	19	(458)	58
Purchased power and gas expense for hedging and optimization	62	41	(2)	101
Fuel expense	634	111	(361)	384
Depreciation and amortization expense	23	16	—	39
Operating plant impairments	—	—	—	—
Operating lease expense	5	—	—	5
Other cost of revenue	6	4	—	10
Total cost of revenue	1,227	191	(821)	597
Gross profit (loss)	91	72	—	163
Equipment, development project and other impairments	—	—	—	—
Sales, general and administrative expense	11	2	—	13
Other operating (income) expense	(580)	(91)	664	(7)
Income (loss) from operations	660	161	(664)	157
Interest expense	62	35	(3)	94
Interest (income)	(5)	(3)	3	(5)
Minority interest (income)	—	—	—	—
Other (income) expense, net	4	(1)	—	3
Income (loss) before reorganization items and (benefit) for income taxes	599	130	(664)	65
Reorganization items	127	(41)	—	86
Income (loss) before (benefit) for income taxes	472	171	(664)	(21)
(Benefit) for income taxes	(4)	10	—	6
Net income (loss)	$476	$161	$(664)	$(27)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

PAYROLL AND PAYROLL TAXES

(in millions)

For the Period from July 1, 2007 through July 31, 2007

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$15	$4	$1

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on July 6, 2007, July 13, 2007, July 20, 2007, and July 27, 2007.

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SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in millions)

For the Period from July 1, 2007, through July 31, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$(4)	$—
State and local taxes:
Property	10	—
Sales and use	2	2
Franchise	—	—
Other	—	—
Total state and local taxes	12	2
Total taxes	$8	$2

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SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DISBURSEMENTS BY DEBTOR

For the Period from July 1, 2007, through July 31, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	90
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	10,383
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	5,513,033
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	45,851
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	58,486
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,586,883
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,156,786
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	673,436
Calpine Corporation	05-60200-BRL	209,097,421
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	—
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	266,610,623
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	19,996
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	523,351
Calpine Global Services Company, Inc.	05-60246-BRL	6,621
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	57,956
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	72,603
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine International, LLC	05-60288-BRL	116,623
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	34,321
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	143,084
Calpine Operating Services Company, Inc.	05-60322-BRL	50,604,807
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	25,049
Calpine Pittsburg, LLC	05-60307-BRL	14,689
Calpine Power Company	05-60202-BRL	11,792
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	5,649
Calpine Power Services, Inc.	05-60323-BRL	367,192
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	233,874
Calpine PowerAmerica-CA, LLC	05-60213-BRL	153,254
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	8,926,333
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	25,422
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	4,713
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	163,719
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	69,552
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	50,422
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	32,863
Corpus Christi Cogeneration L.P.	05-60441-BRL	692,743
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	475,521
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	356,140
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	9,848
CPN Telephone Flat, Inc.	05-60306-BRL	9,950
Decatur Energy Center, LLC	05-60313-BRL	124,223
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	1,152,639
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	2,779
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	195,899
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	5,182,310
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	1,092
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	46,591
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	8,630,659
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	—
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	52,990
Los Medanos Energy Center LLC	05-60405-BRL	657,167
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	2,651
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	6,271
Mobile Energy L L C	05-60344-BRL	9,876
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	193,367
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	2,016
Nissequogue Cogen Partners	05-60388-BRL	3,117,619
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,288,990
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	225,075
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	319,990
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	11,050
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	762,749
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	263
San Joaquin Valley Energy Center, LLC	05-60413-BRL	61,123
Silverado Geothermal Resources, Inc.	06-10198-BRL	118,512
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	1,818,728
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	19,697
Texas City Cogeneration, L.P.	05-60434-BRL	800,593
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	(7,231)
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	33,660

TOTAL		$574,792,427

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from July 1, 2007, through July 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.